UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 21, 2001

SE GLOBAL EQUITIES CORP.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-26347
(Commission File Number)

41-0985135
(IRS Employer Identification No.)

Suite 1200, 777 West Broadway Avenue, Vancouver, British Columbia, Canada V5Z 4J7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code  (604) 871-9909

  Changes in Control of Registrant

  On February 21, 2001, SE Global Equities Corp. (formerly Future Technologies, Inc.), a Minnesota corporation, issued 12,873,944 shares of its common stock to the shareholders of SE Global Equities, Inc. ("SE Global (Private)"), a Cayman Islands corporation to acquire all the issued and outstanding shares of SE Global (Private). SE Global issued 12,073,578 of the 12,873,944 shares to Capital Alliance Group, Inc., which represents approximately 84% of the current issued and outstanding shares of SE Global. This represents a change of control of SE Global.

  As part of the transaction, the principals of Capital Alliance and the principals of SE Global (Private) appointed Toby Chu as the new President and CEO of SE Global. Mr. Chu was also appointed as a director along with Charles Chen, Prithep Sosothikul, Ken Lee, Sukanya Prachuabmoh and Dave Richardson.

  Acquisition or Disposition of Assets

On February 21, 2001, SE Global issued 12,873,944 shares of its common stock to the shareholders of SE Global (Private) in exchange for all of the capital shares of SE Global (Private).

DESCRIPTION OF BUSINESS

Introduction

As used in this current report, the terms "we", "us", "our", "our company" and "SE Global" mean SE Global Equities Corp. (formerly Future Technologies, Inc.) and its wholly owned subsidiary SE Global Equities, Inc. unless otherwise indicated. Our corporate and head offices are located at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada . The telephone number is (604) 871-9909 and the facsimile number is (604) 871-9919.

Business Development During Last Three Years

SE Global Equities Corp. was initially formed under the laws of the State of Minnesota under the name "Land Corporation of America, Inc." on June 20, 1972 for the purpose of developing parcels of land into mobile home parks and to sell the developed lots to owners of mobile homes. On November 30, 1977, we changed our corporate name to "Future Homes, Inc.". We operated successfully until the late-1970's when an economic recession caused significant difficulty in the financing of mobile homes for purchasers. We began to suffer operating losses through the early 1980's and, in 1983, closed five (5) of its six (6) operating locations. On June 10, 1989, we assigned all remaining assets to its creditors and became inactive.

On February 8, 1999, we filed restated Articles of Incorporation in the State of Minnesota to increase the authorized number of both common and preferred shares, changed the stated par value of the shares of our common stock to $0.01 per share and adopted new corporate by-laws. At the same time, we changed our name to "Future Technologies, Inc.". On April 20, 2001, we changed our name to "SE Global Equities Corporation".

Immediately prior to the share exchange with SE Global (Private), we were a development stage company and a "blank check" company whose business purpose was to identify and complete a merger, acquisition or outright sale transaction of a business or business opportunity.

As a result of the share exchange with SE Global (Private), SE Global now carries on business through its wholly-owned subsidiary SE Global (Private), which maintains its business office at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada V5Z 4J7. The acquisition of all the issued and outstanding shares of SE Global (Private) was completed on February 21, 2001 by a share exchange reorganization whereby we acquired shares of SE Global (Private) in exchange for issuing 12,873,944 of our shares. The stockholders of SE Global (Private) controlled approximately 89.6% of SE Global immediately after the share exchange and accordingly, the acquisition has been treated like a reverse acquisition. As a result of the acquisition being treated as a reverse acquisition for accounting purposes, SE Global has adopted the fiscal year of the "accounting acquirer", SE Global (Private), of December 31. Since the acquisition has been treated as a reverse acquisition, no transition report is necessary or will be filed.

As of May 1, 2001, we had one wholly owned subsidiary, SE Global Equities, Inc. which is a Cayman Islands company incorporated on October 30, 2000. SE Global Equities, Inc. had three subsidiaries:

Name	Jurisdiction	Date Incorporated	Percentage Owned
SE Global Equities Company Limited	Hong Kong	October 13, 1999	100%
SE Global Communications (HK) Co. Ltd.	Hong Kong	November 12, 1999	90%
SE Global Investment Company Limited	Hong Kong	November 1, 2000	99%

We have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business, not disclosed herein.

Our Current Business

SE Global's Products and Services

SE Global is a provider of financial and direct access trading information, services and online trading software. We have offices in Vancouver, Montreal, Hong Kong and Thailand. We are in the process of providing our members with access to our global alliance network of 27 brokerage firms, 24 hours a day, covering 26 stock exchanges spanning five continents.

SE Global is positioning itself as a financial Internet center linking investors to expanding global financial and equities markets. SE Global is not a broker and does not execute securities transactions. Rather we have created a sophisticated financial Internet center, which opens up a world of global investing to all investors. Through our web site, members gain access to SE Global's international network of distinguished alliance brokerage firms who execute all security trades for our members, allowing investors to trade online, 24 hours a day, at discounted rates in stock exchanges around the globe.

SE Global Trade and SEG Lite

SE Global provides direct access trading software, SE Global Trade and SEG Lite, and market data through a formal licensing and worldwide distribution agreement with Direct Access Financial Corporation. We license the direct access trading software for a fee of $1.50 per executed order (with a minimum monthly fee of $5,000 per month) and a software per user fee of $150 (minimum monthly fee of $5,000). The term of the license is for one year commencing on March 9, 2001 with the option to renew the agreement for a further one year term if we have a minimum of 500 users per month during the second year. We have the option to renew the agreement for a further one year term if we have a minimum of 1,000 users per month during the third year. We brand this direct access trading software SE Global Trade and SEG Lite. SE Global Trade and SEG Lite provides a link between its users and SE Global's US broker alliance. Unlike traditional web-based online brokers, direct access trading software bypass middlemen and route trades directly to market makers, electronic communication networks and exchanges. As a result of direct access, SE Global Trade allows for almost instantaneous trade execution and confirmation. SE Global Trade and SEG Lite routes orders through channels that directly match buyers and sellers - unlike some web-based trading platforms which utilize local broker dealers who may sell orders to third parties, thereby potentially compromising both purchase price and speed of execution. Benefits of our direct access trading software include: fast trade execution, immediate trade confirmation, price improvement through improved trade execution and increased liquidity.

SE Global is not a securities dealer in its own right and has not sought such registration. All trade execution and support services are provided by the alliance brokers in compliance with local regulatory requirements. Not all securities, products or services described are available in all countries, and nothing herein is an offer or solicitation of securities products and services in any jurisdiction where their offer or sale is not qualified or exempt from registration.

All orders for U.S. securities placed through our SE Global Trade or SEG Lite branded software are processed through the U.S. registered broker, Allen Douglas Direct Inc., who holds SE Global Trade member accounts in trust. To clear trades, Allen Douglas Direct uses the clearing firm Penson Financial Services Inc. (Member NASD*SIPC)- a division of Service Asset Management Company. All U.S. registered broker dealers are required to become members of the Securities Investor Protection Corporation. This membership provides for $500,000 in coverage per customer (with a $100,000 cash limit). However, in order to ensure our members are well protected, Penson Financial Services has purchased $24,500,000 in additional supplemental securities protection per account. This coverage protects all accounts in the event of the failure of the brokerage or clearing firm.

Fee Summary- International Accounts

Allen Douglas Direct, executes all orders placed on the SE Global Trade and SEG Lite branded software. Allen Douglas Direct charges the following fees for all orders placed through our direct access software

Commission Schedule

Number of Transactions Per Month	Commission Per Transaction(1)
1- 100	$29.95
101+	$24.95

(1) One transaction is one buy or one sell. No charge for order cancellations (where no part of the order has been filled). No extra charge for partials fills on the same order.

Additional Charges

For all orders routed through Archipelago electronic communication network (ARCA) a $.005/share fee will be added to the base commission. For example, a 100-share order routed through ARCA would result in a $0.50 fee being added to the base commission. The Securities and Exchange Commission assesses a tax of 1/300th of 1% (1/30,000th) on the sales value of all New York Exchange, American Stock Exchange and NASDAQ securities. This tax went into effect on January 1, 1997. Allen Douglas Direct collects this SEC tax from all customers.

Software and Data Fees

We charge the following fees to our members using either our SE Global Trade of SEC Lite software:

Number of Transactions Per Month	SE Global Trade Monthly Fee	SEG Lite Monthly Fee
1- 75	$199	$19.95
76+	Paid by Allen Douglas Direct	Paid by Allen Douglas Direct

Fee Summary- US Accounts

Allen Douglas Direct, executes all orders placed through our SE Global Trade and SEG Lite branded software. Allen Douglas Direct charges the following fees on all orders placed through our direct access software:

Commission Schedule

Number of Transactions Per Month	Commission Per Transaction (1)
1- 21	$22.95
21- 100	$19.95
100+	$17.95

(1) One transaction is one buy or one sell. No charge for order cancellations (where no part of the order has been filled). No extra charge for partials fills on the same order.

Additional Charges

For all orders routed through ARCA a $.005/share fee will be added to the base commission. For example, a 100-share order routed through ARCA would result in a $0.50 fee being added to the base commission.

Software and Data Fees

We charge the following fees to our members using either our SE Global Trade or SEC Lite software:

Number of Transactions Per Month	SE Global Trade Monthly Fee	SEG Lite Monthly Fee
1- 75	$199	$19.95
76+	FREE	FREE

Primary features of OUR SE Global Trade and SEG Lite Director Access Software

Primary features of SE Global Trade and SEG Lite include the following:

    streaming level II stock quotes,

    direct access trading to electronic communication networks,

    user defined alarms,

    powerful technical analysis tools,

    state of the art decision support tools,

    real time portfolio and account tracking,

    real time news and fundamental data,

    order monitoring,

    margin and collateral monitoring, and

    integration with settlement systems.

SE Global Trade and SEG Lite Branded Software Technology

The direct access trading software which we license and brand is housed on computer servers at UUNET's Super Point of Presence data center located in Richardson, Texas. These servers are attached directly to the Internet's backbone providing unsurpassed reliability in connectivity and resulting in relatively unlimited bandwidth on demand. The facility is one of six in the United States that have enough backup power supply to last three full days in the event of a national disaster.

All of the servers housed at the UUNET facility are rack-mounted Intel Pentium 4 quad processor speed Units with 2 Gig RAM. All drives are mirrored for uninterrupted service in case of failure, unlike many other trading software platforms that have overworked servers due to inevitable multitasking. When performance is compromised, the most common solution is to add servers. This facility, on the other hand, has already implemented servers to handle a slight increase over normal activity.

To ensure the fastest quoting and order entry system, we have broken down commonly experienced problems to a level where each server has a specific task to perform. There are 17 different servers associated with 17 different tasks, which act together as a single unit. Each server had redundancy to deal with the same quotes and order entry. While this may seem unnecessary, the different processes have been broken down to allow each server to work less- providing our members with almost instantaneous quotes and order entry, even in a fast moving, busy market.

Data Delivery Servers

The engine that powers the data feed was built on proprietary custom database architecture and handles all quotes from all exchanges. Unlike the majority of other software trading platforms that rely entirely on outside quote vendors, SE Global Trade and SEG Lite receives raw quotes directly from the exchanges and transfer them directly to the quote servers and then to our members. The data delivery is designed to be seamlessly integrated with our SE Global Trade and SEG Lite branded software. The result is fast quote delivery with no middleman.

Low Bandwidth Requirements

By using next-generation technology, we reduce the need for the high bandwidth Internet connections required by the majority of direct access software providers.

Market data delivered to our members computers across the Internet is compressed down to a level that is easily accepted over relatively low bandwidth communication lines. In addition, the direct access software will only access data from the servers when it is actually needed to complete the task at hand. For example, once a member's computer has accessed a particular symbol for a quote or charting it is constantly recording and storing that data in case you decide to access that symbol again. This saves tremendously on the amount of bandwidth needed to change stock symbols and also provides our members with immediate access to his most commonly used symbols.

Another connectivity plus is our software's ability to process data on our member's computers. This leaves no backlog of data to be left in queue and delivered to our members later. Thus providing our members with the tools to accept data in real time.

With these advance features in place, our SE Global Trade and SEG Lite branded software is able to maintain the high speed and reliability required by active traders, even in lower bandwidth environments. For persons who want to actively trade US stocks and are forced to use a lower speed Internet connection, then our SE Global Trade and SEG Lite branded software are the perfect fit for such trading needs.

Advanced Order Entry System

Our SE Global Trade and SEG Lite branded software offers advanced direct access order entry modules currently available to retail traders. Designed to quickly and precisely execute instructions, the direct access trading software's integrated order entry system allows both point-and-click and keystroke order entry capability.

All orders placed through our SE Global Trade and SEG Lite branded software bypass a middleman and are routed to the various market makers, electronic communication networks (ECN) and exchanges for fast execution and confirmation. With a simple click of a mouse, our members are able to send their orders to all major US stock exchanges, the Island ECN (ISLD), and the Archipelago ECN (ARCA). Users of SE Global Trade and SEG Lite also have the ability to route their orders using NASDAQ's Small Order Execution System (SOES).

The NASDAQ, NYSE, and all of the major electronic communication networks have communications lines running directly into our order entry servers. As opposed to other software order entry servers, we do not farm out your orders to another transaction house. All order routing is performed onsite.

Service & Support

At SE Global, we place the highest premium on the satisfaction and success of our members. Highly knowledgeable representatives at Allen Douglas Direct are dedicated to delivering SE Global Trade and SEG Lite branded software users unparalleled support to meet their unique needs.

This support includes assistance with:

    account registration,

    computer setup and software installation,

    instructions in the use of software trading tools, and

    answers to any questions regarding accounts and trades.

Broker Alliances

Each of our broker alliances enter into an Application Services and Co-Marketing Agreement with our company, allowing our members to open and maintain accounts with the broker, enter and execute securities transactions, and to enter into dialogue with the broker. We grant the broker a non-exclusive license for the use of our branded software, SE Global Trade and SEG Lite.

To date, we have entered into alliances with 27 brokerage firms in 26 countries.

Our Websites- www. SEGlobal.com and www.SEGlobalTrade.com

Our websites provides our members with access to financial news and information, stock quotes, company-specific information and country or region-specific news. To ensure that our members receive the finest information and resources available today, we have entered into contracts with several recognized content and technology providers in the world including Dow Jones, Reuters, Sun Microsystems, Excel Technology, VeriSign, and Finet Online. In addition, SE Global members will soon have direct access to high quality original company research reports and local market expertise provided by our global network of alliance brokerage firms. Over time, it is our goal to make our website an indispensable source of current and breaking news to investors in multiple markets.

Our website, www.SEGlobalTrade.com, features the direct access trading software which we brand SE Global Trade and SEG Lite. As a non browser-based trading platform, the software routes securities orders directly to electronic communication networks, market makers and major U.S. exchanges. Features of the direct access trading software, include real-time execution, comprehensive market data and charting.

We intend to offer a host of products and services through our website on a phased-in approach as follows:

Services for Individual Users

    global gateway for member investors to conduct business with our network of alliance brokers, including direct access to such brokers and secure transactions,

    the provision of information including research analyst reports from local correspondent analysts, breaking news releases, financial reports, corporate backgrounds and histories of public companies, regional and international financial news, delayed and live stock quotes and news on initial public offerings, customer support hot line with trading, account and billing support provided by representatives of Allen Douglas Direct Trading and software and technical support provided by both Allen Douglas Direct Trading and SE Global,

    Membership Loyalty Award Program,

    other services including portfolio management tracking, email accounts, discussion forums, online currency converter, world clock, and access to Level II NASDAQ electronic communication network software.

Services for Business Users

    Institutional Account Program for large volume transactions,

    advertising services on our website for businesses wishing to promote their products and services,

    live data feed at discount prices,

    summaries of securities laws and stock exchange rules,

    immediate notification of pre-selected news release via email or pager,

    business and investment opportunity referral service between alliance brokers, and local distribution of Level II NASDAQ electronic communication network software.

We also intend to generate revenue by collecting a marketing fee from alliance brokers on a per transaction basis in return for our marketing efforts. For all future trades associated with our distinct account identifier, we will continue to receive our marketing fee. In addition, we are considering other services which may generate revenue including:

    offering premium member services to retail and institutional members,

    leveraging "opt-in" member information,

    licensing some or all of our services as a franchise opportunity to international entrepreneurs,

    selling advertising and marketing space on our website, www.SEGlobal.com,

    promoting business referral services,

    delivering investor education programs including NASDAQ Level II, trade execution techniques, price levels and timing, advanced technical analysis, trading psychology and money management, and offering global access to Level II NASDAQ ECN software.

Strategic Milestones

SE Global's management predicts that our success will depend on SE Global achieving the following:

    establishing and cultivating a network of broker alliances worldwide,

    retaining a diversified and highly skilled management team, advisory group and board of directors with broad levels of experience and backgrounds from various businesses, cultures, and countries,

    recruiting and building relationships with strong financial partners with substantial financial resources to support market penetration and expansion,

    developing and continually adjusting our strategic and operating plans, integrating ongoing research, environmental trends, competitive intelligence, corporate resources, and contingency plans, and recruiting and retaining high quality staff at all levels and in every region.

Markets for Our Products and Services

We intend to spend a significant amount of resources in the marketing and advertising of our products and services. During different stages of the introduction of our products and services, we will aggressively promote our brand name to target markets through publications, print and television advertising, in-flight magazine ads, and other means. We intend to focus our advertising and marketing efforts initially on into the Chinese-speaking communities in Canada, the United States, the United Kingdom and Australia and into the Spanish-speaking communities of Latin America.

To effectively generate widespread exposure for our brand name and to build a strong corporate identity, we intend to engage regional and international public relations and advertising companies to advertise and market our products and services. Combined with the in-house marketing capabilities, these outside firms will provide an extended marketing reach into our segmented and targeted markets. We are currently working with companies such as the Dow Jones group of companies (CNBC, Wall Street Journal) and the Time Inc./Turner Group of Companies (CNN, Time, AsiaWeek), Euromoney/Institutional Investor (Asia Money & Latin Finance), as well as other prominent financial and business publications.

Beyond building a recognized and trusted brand name, we are also developing strategies to generate traffic on our website, develop a base of members, and to direct users to our alliance brokers. Both offline and online marketing tools, including banner advertising, link exchanges, search engine optimization and sponsorships will be implemented to accomplish these goals. To measure the effectiveness or our marketing campaigns, generate user feedback, and build a database of user demographics, we are utilizing sophisticated web traffic analysis software and developing interactive capabilities.

We intend to implement customer loyalty programs by rewarding trades with bonus points, discounts for high volume transactions and other incentives in order to ensure that we retain our customers.

We intend to market and deliver our services to a market consisting of the following:

    overseas immigrants accessing markets in their native countries or regions,

    travelling executives,

    online traders in local, home markets,

    active traders, and

    investors or non-investors interested in financial or economic information by country or region.

Intellectual Property

We intend to apply for trademark protection in the United States for "SE Global Trade" and "SEG Lite". We also intend to apply for trademark protection in Canada for "SE Global Trade" and "SEG Lite". We have secured the registration of the domain name "www.SEGlobal.com" and "www.SEGlobalTrade.com", among others.

We require all employees to sign confidentiality agreements regarding their work for us and all rights to technology created by such employees are retained by us. We distribute the SE Global Trade and SEG Lite branded software programs under license agreements that are signed by end-users. Despite our precautions taken to protect these software programs, unauthorized parties may attempt to reverse engineer, copy, or obtain and use information which is proprietary. Policing unauthorized use of our branded software products is difficult and software piracy is expected to be a persistent problem. Additionally, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States.

We are not aware that our products, trademarks, or other proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their patents or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause product shipment delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. As the number of software products in the industry increases and the functionality of such products further overlap, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business, operating results and financial condition.

Suppliers

All supplies used in our business are readily available from a number of sources.

Research and Development

Our website, www.SEGlobal.com, is being implemented in phases while we continue to expand our network of alliance. To integrate, test, and develop our trading platform, we launched the beta version of www.SEGlobal.com in June 2000. Used primarily for user acceptance testing, the beta site enabled the development team to integrate SE Global's software platform, Intertrade, developed by Excel Technology International of Hong Kong. Based on trial testing, feedback, and analysis of the beta site, version 1.0 was launched, which incorporated sophisticated web technology. Moreover, version 1.0 allows for the dual platform online trading offered to alliance brokers. Also implemented into the website is 128-bit encryption, the highest level of security currently available over the Internet. Responding to the growth of consumer Internet privacy concerns and to protect personal and financial information of our members, we have developed a privacy policy in adherence with the principles of TRUSTe, an industry leading non-profit provider of Internet privacy programs.

Concurrently, our development team is developing version 2.0, which integrates market and country-specific content, multiple broker/multiple market trading capability, member support, trading tools, web traffic analysis, among other features. It is anticipated that the 2.0 version will feature a major redesign of the navigation and appearance of the site, undertaken by Irix Design of Vancouver.

In January 2001, we launched the licensed direct access trading software which we brand SE Global Trade and SEG Lite for users to be able to trade securities on Nasdaq National Market System, Nasdaq Small Cap System and the New York Stock Exchange.

Employees

We currently have 13 employees and two independent consultants. Of the 13 employees, one is the CEO, one is the CFO, one is in corporate development, three are in business development and marketing, one is in international operations, one is in research, one is in investor relations, two are in corporate administration, and two are in technical support. Of the two independent consultants, one is in technical support and marketing, and one is in corporate administration and marketing. We will add employees and independent consultants through strategic acquisitions of complementing businesses over the next 12 months.

Industry Background- Greater Investment Activity and Use of the Internet

In recent years, global securities markets for equity securities have grown dramatically, evidenced by a large increase in the average daily trading volume. In addition to the long-term strength of the U.S. markets, the increased use of IRAs, 401(k)s, employee stock ownership plans, stock options and mutual funds has created greater interest and participation by individuals in the securities markets.

The growth in business conducted on the Internet has been driven by the Internet's ability to offer businesses and consumers a compelling and cost-effective medium for communications and commerce through its accessibility and convenience, the use of open standards and its ability to enable real-time interactions. One driver of this growth is the increasing comfort with which consumers in the United States and abroad conduct transactions on the Internet. The increasing prevalence of online investment and financial options, such as securities purchases and sales, funds transfers and online banking, and bill presentment and payment, has also contributed to the growth of online commerce by simplifying and automating financial transactions for consumers and, in many cases, significantly reducing costs for consumers by eliminating the need for intermediaries that traditionally charge fees to provide such products, services or information.

The emergence of the Internet has also changed the financial services industry, particularly the securities brokerage sector. In fact, online brokerage firms have grown significantly faster than the brokerage industry as a whole. We believe the rapid development of the online brokerage industry has been driven principally by the following factors:

Individual investors are increasingly taking direct control over their personal financial affairs because they find it more convenient than relying on traditional financial intermediaries. Individual investors want the flexibility to transact business at times and places that are convenient for them. Online brokerage firms enable investors to place trades 24 hours a day from their homes, offices and other locations, without the need to contact a broker.

Individual investors are increasingly taking direct control over their personal financial affairs because they find it less expensive than relying on traditional financial intermediaries. Online brokerage firms provide investors with lower per-trade commissions due to the cost savings associated with delivering brokerage services over the Internet. Online brokerage firms are also able to provide investors with access to information at little or no charge because of the low cost of distributing information over the Internet.

Individual investors have become increasingly sophisticated and knowledgeable about investment strategies and alternatives. In response, online brokerage firms have developed a range of tools and services not typically offered by traditional brokerage firms that meet the needs of these investors, including access to real-time stock quotes and market-maker information, as well as the ability to manage their investment portfolios online.

We believe that, as online brokerage firms continue to take advantage of the speed and other capabilities of the Internet, this rapid development of the online brokerage industry will continue. International markets also present significant opportunities for online brokers.

Competition

We do not view online brokers as direct competition. While our alliance brokers will eventually compete with online brokers, we are positioning ourselves as a marketing company with a network of alliance brokers throughout the world. By focusing on marketing and building our brand, we intend to bring a local and international market to our alliance brokers. By providing both access to a global network without border="0"s and financial news and information from worldwide markets, our management believes it can carve a niche in this tremendously competitive industry.

Competitors of SE Global.com include DLJDirect, Globeshare, Bruswick Direct, HSBC/Merrill Lynch and competitors of SE Global Trade include Sutton Online, A.B. Watley, Global Access Financial Services, MB Trading, Web Street Securities.

To effectively match our capabilities, we anticipate that a competitor would be faced with at least four to six months of development time. Entering multiple regions is further complicated by disparate market entry requirements, cultural complexities, and distinct rules and regulations of multiple markets.

We believe that the key competitive advantages that our business enjoys include:

    minimizes market entry and overhead costs,

    makes rapid implementation feasible,

    permits direct access to multiple brokers in multiple markets,

    transfers regulatory requirements and compliance costs to alliance brokers,

    minimizes expansion costs,

    provides access to international markets at minimal costs to brokers,

    leverages the infrastructure and local presence and reputation of alliance brokers,

    focuses our resources on marketing, branding, and business development,

    minimizes accounts receivable costs, while maximizing revenue opportunities,

    provides access to country-specific and market-specific information providers,

    reduces technical support costs common to online brokers,

    allows for delivery of a phased-in approach, as resources permit,

    minimizes transaction costs of transnational trading,

    provides access to information on foreign companies, and

eliminates the immediate threat of competition, due to the complexity of multiple markets, along with the required investment of time and resources.

The market for online brokerage services over the Internet has evolved rapidly and is intensely competitive. We expect this competition to further intensify in the future. In the United States, we encounter direct competition from other independent online brokerage firms, as well as traditional discount brokerage firms providing online and/or telephone services. These competitors include A.B. Watley Group, Ameritrade, Charles Schwab, CSFB Direct, E*Trade, JB Oxford, National Discount Brokers, Fidelity Investments and TD Waterhouse. We also encounter competition from established full-commission brokerage firms, including Morgan Stanley Dean Witter, Merrill Lynch and Prudential Securities, mutual fund sponsors and other financial organizations, some of which are actively expanding their online capabilities. We may also face increased competition from various companies seeking to attract consumer financial assets, including commercial banks and other financial institutions, insurance companies and providers of online financial and information services, as these companies expand their product lines.

We are also confronting increasing competition in international markets, both from international competitors and United States-based brokerage firms that have established or acquired international operations or entered into partnerships with international brokerage firms. For example, several of the largest domestic online brokerage firms are aggressively expanding into international markets.

We believe that the principal competitive factors affecting the market for online financial services are:

    timeliness of execution,

    depth, breadth and quality of services and content,

    ease of use and graphical user interface look and feel,

    customer service and support,

    cost

    brand loyalty, and

    financial strength and innovation.

Many of our existing and potential competitors may have one or more of the following:

    longer operating histories,

    greater name recognition,

    greater management depth and experience,

    larger customer bases,

    greater financial, technical and marketing resources, and

    a wider range of services and financial products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our current services could quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources .

Government Regulation and Supervision

Securities Industry - United States

The securities industry is subject to extensive federal and state regulation and the regulations of various self-regulatory organizations. We are not registered as a broker-dealer with the SEC or in any of the 50 United States and the District of Columbia, and we are not a member of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as our primary regulator. These self-regulatory organizations adopt rules, subject to approval by the SEC, that govern the industry, and they conduct periodic examinations of broker dealers. We may also be subject to regulation by state securities administrators in those states in which we conduct business.

The securities industry complex regulations covering all aspects of the securities business, including sales methods, advertising and communications with the public, trade reporting, use and safekeeping of customers' funds and securities, margin lending, execution and settlement of securities transactions, minimum capital requirements, capital structure, record-keeping and disclosure, and the conduct of directors, officers and employees. The SEC, the NASD or other self-regulatory organizations, such as securities exchanges, and state securities commissions, are authorized to conduct administrative proceedings, which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or any of its officers or employees, or the imposition of limitations on our business activities if wrongdoing is found.

Securities Industry - International

We are expanding our network to allow access to U.S. securities trading to persons in other countries and intend to broaden our customers' abilities to trade securities in major global financial markets through the Internet. As we expand our services globally, we must comply with the regulatory requirements of each specific country in which we conduct business, including the countries where we have international alliances. Because the online brokerage industry is relatively new, the international regulatory environment is evolving and, in some cases, unclear. These laws, rules and regulations may concern many aspects of our business, including:

    trade practices,

    promotional activity,

    minimum capital,

    capital structure,

    record-keeping,

    broker-dealer and employee registration requirements, and

    the conduct of directors, officers and employees.

Compliance with the requirements of other regulatory jurisdictions could impede our planned international expansion. We have not investigated and confirmed that our activities comply with the local laws and regulations of many of the countries whose residents buy and sell securities on our web site and, therefore, the risks associated with our activities in those countries are unclear. The growth of conducting international business over the Internet has raised various legal issues regarding, among other things, the circumstances in which other countries' governmental agencies and authorities have or may have the right to regulate Internet services that are available to their citizens from service providers located elsewhere. If we fail to comply with foreign laws or regulatory requirements, we may be subject to civil and criminal liabilities.

Civil liability in some countries may include requiring us to compensate our customers for any trading losses. We could also be subject to increased administrative and legal burdens, regulatory requirements and expenses when we expand our Unified Global Brokerage Accounts to allow trading by customers in international markets outside their home jurisdictions. Regulations may limit our ability to allow trading by U.S. customers in international markets.

Online Commerce

Due to the increasing popularity of the Internet, laws and regulations have been enacted relating to the Internet generally, covering issues such as user privacy, pricing, content, consumer protection and quality of products and services. The Telecommunications Act of 1996 prohibits the transmission over the Internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and online commerce. In addition, several states have proposed legislation that would limit the uses of personal information gathered over the Internet. The European Union has enacted its own privacy regulations, which place certain limits on the collection and use of personal information gathered over the Internet that are more stringent than current Internet privacy standards in the United States. If these regulations were applied to us, we could be prevented from collecting data from users in European Union member countries and we could be subject to liability for use of information in contravention of the regulations. Other countries have adopted or may adopt similar legislation.

On November 12,1999, the Financial Services Modernization Act (the "Modernization Act") became law. Effective July 2001, pursuant to the Modernization Act, the SEC adopted Regulation S-P which puts into effect certain rules governing privacy of personal financial information. Regulation S-P requires financial firms such as Web Street to disclose to customers their privacy policies, and requires that customers be given an opportunity to "opt-out" of disclosure of personal information with non-affiliated third parties in specified circumstances.

On June 30, 2000, the Electronic Signatures in Global and National Commerce Act (the "E-Signature Act") became law. The key provisions of the E-Signature Act give legal validity to electronic signatures in lieu of written signatures. We believe we will benefit from this (and similar state) legislation by giving new and prospective customers the ability to submit account applications on-line. We believe online (or "paperless") account opening will enhance administrative efficiency and reduce associated costs.

Ensuring compliance with these new statutes and associated regulations will result in additional administrative costs to the Company and the risk of governmental or customer legal action if we do not properly comply with all such rules and regulations.

We anticipate that we may be required to comply with additional record-keeping, data processing and other regulatory requirements as a result of proposed federal legislation or other legislative developments, and we may be subject to additional regulation as online commerce evolves. Federal or state authorities could enact laws, rules or regulations affecting our business or operations. We also may be subject to federal, state, local and foreign money transmitter laws and state, local and foreign sales and use tax laws.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outline below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our common shares are considered speculative during our search for a new business opportunity. prospective investors should consider carefully the risk factors set out below.

Risks Related to Our Business

We have a limited operating history which makes predicting our future operating results difficult and uncertain.

We began offering online direct access trading services in February 2001. As a result, we have a limited operating history upon which you can evaluate us and our prospects. Our limited operating history makes predicting our future operating results difficult. We have incurred an operating and net loss in each fiscal year since our founding and may continue to incur losses if our operating expenses increase more quickly than our revenues. Our ability to achieve profitability in the future will depend upon our ability to expand our brand awareness and customer base, increase our global market presence and enhance and maintain our proprietary technology. To achieve these goals, we will need to increase spending on marketing, technology, product development and other operating costs. To the extent that revenues do not increase as a result of this increased spending, we may not be able to achieve profitability in the future. If we do achieve profitability, we may not be able to sustain it. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditor's opinion on the December 31, 2000 and 1999 consolidated financial statements. To the extent that such expenses are not timely followed by increased revenues, our business, results of operations, financial conditions and prospects would be materially adversely affected.

We have had negative cash flows from operations and may not be able to secure additional financing if we need it in the future.

To date, we have had negative cash flows from operations and have depended on sales of our securities to meet our cash requirements. We may need to raise additional funds to:

    support our planned rapid growth,

    develop new or enhanced services and technologies,

    increase our marketing efforts,

    acquire complementary businesses or technologies,

    respond to regulatory requirements, and

    respond to competitive pressures or unanticipated requirements.

We may not be able to obtain additional financing on acceptable terms when we need it. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

We may not be able to develop and increase public recognition of our SE Global and SE Global Trade brands.

We believe that establishing and maintaining favorable consumer perception of our branded direct access trading software is critical to attracting and expanding our Internet customer base and alliances with financial institutions in key international markets. The importance of developing our brand will increase due to the growing number of Internet and financial services available to consumers. To build our brand, we must succeed in our marketing efforts, provide high-quality services and products, increase the number of visitors to our web site and continue to receive high ratings from leading financial and technology publications. If we do not accomplish each of these goals, our reputation could be harmed, and we may not be able to attract and retain customers and international partners.

We rely entirely on Allen Douglas Direct and Penson Financial Services to process and clear orders placed through our SE Global Trade or SEG Lite branded software and any failure by either of these parties could damage our reputation and adversely affect our business.

All orders for U.S. securities placed through our SE Global Trade or SEG Lite branded software are processed through the U.S. registered broker, Allen Douglas Direct Inc., who holds SE Global Trade member accounts in trust. To clear trades, Allen Douglas Direct uses the clearing firm Penson Financial Services Inc. (Member NASD*SIPC)- a division of Service Asset Management Company. All U.S. registered broker dealers are required to become members of the Securities Investor Protection Corporation. This membership provides for $500,000 in coverage per customer (with a $100,000 cash limit). However, in order to ensure our members are well protected, Penson Financial Services has purchased $24,500,000 in additional supplemental securities protection per account. This coverage protects all accounts in the event of the failure of the brokerage or clearing firm.

If Penson Financial Services or our new clearing firm for option transactions fails to accurately clear our customers' trades in a timely manner, our business would be harmed. We have or will have no control over the operations of Allen Douglas Director or Penson Financial Services. If Penson Financial Services or such other clearing firm improperly handles the funds and securities of our customers, we may be subject to claims by customers who are financially harmed. Further, if our customers' trades are not cleared accurately and in a timely manner, our reputation may be harmed and demand for our services may decrease.

We may not be able to manage our growth effectively or budget adequately for costs associated with our growth.

Our growth has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources and systems. To manage our growth successfully we must continue to expand and improve our operational, information management and financial systems and controls on a timely basis. Our current senior management has limited experience managing a rapidly growing enterprise and may not be able to manage effectively our growth. We may not budget adequately for the costs associated with our continued growth, which could adversely affect our ability to offer and expand our online financial services.

We may not be able to hire and retain additional qualified personnel to support our growth.

To continue our growth, we will need to recruit additional high-level management personnel, including persons with marketing, financial and information technology experience. In addition, we must hire, train and retain a significant number of other skilled personnel, including persons with experience in the Internet, computer and brokerage industries. Because of the recent substantial growth in these industries, we have encountered intense competition for these personnel. Our success also depends on our ability to attract and retain additional qualified senior and middle managers and customer service representatives. We may not be able to find or keep additional suitable senior and middle managers, licensed brokers, clearing personnel, customer service representatives or technical personnel in the future.

Our operations may be disrupted by technological problems.

Our systems could be overwhelmed by heavy trading or could fail. We receive and process the overwhelming majority of our trade orders through the Internet. Heavy trading volumes could cause significant backlogs and delays in order execution or could cause our systems to fail. We may not be able to expand and upgrade our technology, transaction processing systems and network hardware and software to accommodate increased trading by our customers on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

    a hardware or software error, failure or crash,

    a power or telecommunications failure,

    human error, or

    a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. For example, other online brokerage firms have experienced systems interruptions due to undetected errors in upgraded software introduced to their networks. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches. For example, there have been recent incidents in which individuals have caused several hours of service interruption on major electronic commerce web sites by flooding networks with a steady stream of data.

The computer servers which house the direct access trading software which we license are housed at UUNET's Super Point of Presence data center located in Richardson, Texas. Although the facility is one of six in the United States that have enough backup power supply to last three full days in the event of a national disaster, any systems slowdowns or failures that disrupt our operations at this facility would impair our ability to execute our customers' orders. In addition, we depend upon computer systems operated by third parties to consummate and settle customer trades and to maintain customer accounts. If the systems of these third parties slow down significantly or fail even for a short time, our customers would suffer delays in trading. Any delays could be of particular concern for customers when there is significant stock price volatility. These delays could damage our reputation, result in the filing of formal complaints with, and the initiation of inquiries or proceedings by, industry regulatory organizations, cause customers to close their accounts with us and cause customers to incur substantial losses. We could be subject to claims or litigation with respect to these losses. For example, some of our competitors have been served with customer lawsuits after outages prevented customers from trading. Our property and business interruption insurance may not adequately compensate us for all losses we may incur.

We may lose customers if we encounter problems with Internet connections.

We depend on content providers to provide us with data feeds on a timely basis. Our web site could experience interruptions in service due to a failure or delay in the transmission or receipt of this information. These interruptions could prevent our customers from accessing updated market information that they need to make quick investment decisions. In addition, our customers depend on Internet service providers, online service providers and other web site operators for access to our web site. Some of them have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of events could cause customers to perceive our web site as not functioning properly and therefore cause them to use traditional brokerage firms or other online brokerage firms to trade securities.

Our current services may become obsolete and unmarketable if we are not able to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our current services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing services. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new services may not be favorably received.

We may not be successful in pursuing new business opportunities, and we may not be able to compete successfully in any new business areas.

To date, our business activities have been limited almost entirely to providing direct access trading software and related market information. However, our growth may depend in part on our strategy of providing other online financial services, including banking, consumer credit, home mortgage brokerage services, insurance and merchandise payment, as well as the online distribution of securities in public offerings led by established investment banking firms. We may need to enter into acquisitions, joint ventures or other alliances to offer these additional financial services. We may not be able to identify suitable acquisition or partnership opportunities or enter into and maintain these arrangements on favorable economic terms. Further, we have no experience in providing these additional online financial services. If we enter new areas outside of our current business, we may be subject to additional regulatory and other requirements. We may not be successful in pursuing new business opportunities, and we may not be able to compete successfully in any new business areas.

Our growth could be impaired if we are not able to develop and maintain the relationships we need to implement our international strategy.

Our growth will depend, in large part, on the success of our international strategy. We have limited experience in providing our online direct access trading services internationally, and we will depend on financial institutions and brokerages in international markets to help us build our international operations. We depend upon each of our international partners to provide marketing expertise and a base of existing customers. If we are unable to develop and maintain these relationships or develop additional relationships in other countries, our ability to penetrate, and compete successfully in, foreign markets would be materially adversely affected. To implement fully our international strategy, we will need to expand our current relationships with international partners. These partners may not agree to expand these relationships.

We may be subject to liability if we fail to comply with applicable foreign regulatory requirements; there is uncertainty regarding these requirements.

We currently provide our services to customers in many countries around the world and intend to expand overseas activities significantly in the coming year. We must comply with the regulatory controls of each specific country in which we conduct business, including the countries where we have international alliances. We have not investigated whether our activities violate the local laws and regulations of many of the countries whose residents buy and sell securities through our direct access trading software and, therefore, the risks associated with our activities in these countries are unclear. The growth of conducting international business over the Internet has raised various legal issues regarding, among other things, the circumstances in which other countries have the right to regulate Internet services that are available to their citizens from service providers located elsewhere. Because the online brokerage industry is new, the international regulatory environment is evolving and, in some cases, unclear. If we fail to comply with foreign laws or regulatory requirements, we may be subject to civil and criminal liabilities. We could be subject to increased legal and administration burdens, regulatory requirements and expenses when we expand to allow trading by customers in international markets outside their home jurisdictions. Regulations may limit our ability to allow trading by U.S. customers in international markets.

Our growth could be impaired if we do not successfully handle other risks associated with international business.

There are risks inherent in doing business in international markets, particularly in the heavily regulated brokerage industry, including:

    less-developed technological infrastructures, resulting in lower customer acceptance of, or access to, electronic channels,

    less-developed automation in exchanges, depositories and clearing houses and systems,

    fluctuations in currency exchange rates,

    difficulties in staffing and managing foreign operations,

    changes in regulatory requirements, tariffs and other trade barriers,

    potentially adverse tax consequences, and

    inadequate protection for intellectual property rights.

One or more of these factors may make it difficult for us to implement fully our business strategies, may materially adversely affect our current or future international operations and may cause the volume of transactions by international customers to be less than we anticipate.

If we are unable to provide our customers with critical market information because we fail to maintain our relationships with third-party providers of this content, our reputation could be harmed and we could lose customers.

We rely on third-party content providers, including Dow Jones, Reuters, Sun Microsystems, Excel Technology, VeriSign, and Finet Online, to provide us with all of the financial information, market news, charts, stock quotes, research reports and other fundamental data that we offer to our customers. We may be unable to maintain these existing relationships. If we lose any of these relationships, we will need to find other content providers that can provide similar information on commercially reasonable terms and to integrate their information into our web site. During this potentially time-consuming process, our customers could be unable to access critical market information on our web site. If we are unable to provide our customers with fundamental market and financial data for any extended amount of time, our reputation could be harmed and we could lose customers.

We could be subject to legal claims and our business could be harmed if there are breaches of our security or misappropriation of our customers' personal information.

Our computer systems may be vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A person who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. If a person is able to penetrate our network security or misappropriate our customers' personal financial or trading account information, we could be liable for unauthorized trades, impersonation or similar fraud claims. We could also be subject to claims for other misuses of personal information, such as for unauthorized marketing purposes. Any security breach or misappropriation of customer information could damage our reputation and materially adversely affect our business, financial condition and operating results. General concerns over the security of Internet transactions and the privacy of users could also inhibit the use of the Internet as a means of conducting commercial transactions, such as securities trades.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time consuming and costly.

Our success and ability to compete depend to a significant degree on the proprietary software and other technology reflected in the proprietary software which we license. If any of our competitors copies or otherwise gains access to the proprietary technology or develops similar software independently, we would not be able to compete as effectively. We also consider our service marks, particularly our family of "SE Global" marks and related design marks, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we, and Direct Access, takes to protect the proprietary technology and other intellectual property rights, which presently are based upon a combination of confidentiality agreements and copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. For example, companies have recently brought claims that allege infringement of patent rights relating to methods of doing business over the Internet. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our web site or other of our technologies.

Our growth may be impaired and our current business may suffer if we do not successfully address risks associated with acquisitions.

Our growth may depend in part upon our ability to acquire successfully other companies or technologies. We may encounter problems associated with acquisitions. We have never completed an acquisition and may be vulnerable to the following risks:

    difficulties in integrating acquired operations, technologies, services and personnel with our existing operations and personnel,

    difficulties in meeting operating expectations for acquired businesses, services and technologies,

    failure to obtain required regulatory approvals; disruption of our ongoing business,

    errors or missed opportunities resulting from inexperience in new business areas,

    diversion of management's attention from other business concerns; adverse impact on earnings of amortization or write-offs of acquired goodwill and other intangible assets; issuances of equity securities, which may be dilutive to existing stockholders, to pay for acquisitions, and potential loss of key employees and/or customers of acquired companies.

If we fail to comply with any applicable regulatory requirements, our business activities could be limited or prohibited.

SE Global is not a securities dealer in its own right and has not sought such registration as a broker-dealer. All trade execution and support services are provided by the alliance brokers in compliance with local regulatory requirements. Our business operations may be subject to the stringent rules of the SEC, the NASD and various other regulatory agencies. If we fail to comply with any such regulatory requirements, then any one of these regulatory agencies may take administrative or legal action to limit or prohibit us from doing business and other regulatory bodies could suspend or expel us or impose limitations on our business activities. As a result, we could ultimately be required to cease or discontinue expansion of business activities or to liquidate our business.

We may be subject to legal claims in connection with the content we distribute.

We face potential indirect liability for claims of defamation, negligence, copyright, patent or trademark infringement, violation of the securities laws and other claims based upon the third-party content that we distribute online. For example, by distributing negative investment research information, we may find ourselves subject to defamation claims regardless of the merits of these claims. Computer failures may also result in our widely publishing and distributing incorrect data. In these and other instances, we may be required to engage in protracted and expensive litigation, which would divert our management's attention and require us to expend significant financial resources. Our general liability insurance may not necessarily cover any of these claims or may not be adequate to protect us against all liability that may be imposed. Any claims or resulting litigation could have a material adverse affect on our business, financial condition and results of operations.

Employee or customer misconduct could harm us and is difficult to detect and deter.

There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Our employees could present unacceptable risks or hide from us unauthorized or unsuccessful activities. This misconduct could cause unknown and unmanaged risks or losses. Our employees could also make improper use of confidential information, which could result in regulatory sanctions and harm to our reputation. In addition, we are exposed to potential losses resulting from fraud and other misconduct by our customers, including fraudulent Internet trading, which could involve fraudulent access to legitimate customer accounts or the use of a false identity to open an account, or the use of forged or counterfeit checks for payment. The precautions we take to prevent and detect employee and customer misconduct may not effectively deter these activities. If we do not prevent or detect these activities, we may incur losses that we are not able to recover.

The loss of members of our senior management or systems development teams could adversely affect our business.

We believe that our ability to implement successfully our business strategy and to operate profitably depends on the continued employment of:

    our senior management team, led by Toby Chu, our President and CEO, and our systems development team, led by Patrick Lo, our Chief Operating Officer.

We do not maintain key man life insurance for any of our directors, officers or other key personnel. If we lose the services of one or more members of our management or systems development teams, our business, financial condition and results of operations may be materially adversely affected.

Indemnification of Directors, Officers and Others

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Anti-Takeover Provisions

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

Risks Related to Our Industry

If the use of the Internet does not continue to grow or its growth cannot be supported by its infrastructure, the growth in usage of our online services could be impaired.

Our market is new and rapidly evolving. Our business will be adversely affected if Internet usage does not continue to grow. Use of the Internet may be inhibited by a number of factors, including:

    inadequate network infrastructure,

    security concerns.

    inconsistent quality of services, and

    lack of cost-effective, high-speed service.

If Internet usage continues to grow, the Internet infrastructure may be unable to support the demands placed on it by this growth. The Internet's performance and reliability may decline. In addition, web sites have experienced interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our web site and online brokerage services, could grow more slowly or decline.

If the use of online brokerage services is not readily accepted, the growth in usage of our online services would be impaired.

Our online direct access trading services involve a new approach to securities trading. Individuals who have relied upon traditional means of commerce in the past may not accept, or may be slow in accepting, this new and very different method of conducting business. For example, investors who trade with more traditional brokerage firms, or even discount brokers, may be reluctant to trade securities over the Internet. Also, concerns and adverse publicity about security and privacy on the Internet or systems failures by us or other online brokerage firms could hinder the growth of online brokerage trading.

Intense competition in the online brokerage industry could impair our ability to grow and achieve profitability.

We may not be able to compete effectively with current or future competitors. The market for online brokerage services over the Internet is new, rapidly evolving and intensely competitive. We expect this competition to further intensify in the future. In the United States, we face direct competition from a growing number of other independent online brokerage firms, as well as traditional discount brokerage firms providing online and/or touch-tone telephone services. We are also encountering competition from established full commission brokerage firms, mutual fund sponsors and other financial organizations, some of which are actively expanding their online capabilities. In addition, we may face increased competition from commercial banks and other financial institutions, insurance companies and providers of online financial and information services, as these companies expand their product lines. We also face increasing competition in international markets, both from international competitors and U.S.-based brokerage firms that have established or acquired international operations or entered into partnerships with international brokerage firms. Many of our existing and potential competitors may:

    have longer operating histories and significantly greater financial, technical and marketing resources than we do,

    offer a wider range of services and financial products than we do, and have greater name recognition, larger customer bases and greater management depth and experience than we do.

This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, marketing campaigns, global expansion, alliances and other initiatives. Some of our competitors conduct more extensive promotional activities and offer lower prices to customers than we do, which could allow them to gain greater market share or prevent us from increasing our market share. In the future, we may need to decrease our prices if our competitors continue to lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. This is particularly true because of the substantial resources being devoted by our principal competitors to marketing and technology development efforts. Further, to the extent our competitors are able to attract and retain customers based on the convenience of one-stop shopping or because of international operations or arrangements, our business and ability to grow could be materially adversely affected. To be successful, we must establish and strengthen our brand awareness and effectively differentiate our online services from those of our competitors. We may therefore have to substantially increase marketing or technology expenditures in order to compete effectively.

The high volatility of the securities industry could adversely affect our revenues.

Since our formation, almost all our revenues have been from providing online trading software, financial information and services. We expect this business to continue to account for a substantial majority of our revenues in the near future. Therefore, we are directly affected by the same factors which affect the rest of the securities industry. These factors include economic and political conditions, broad trends in business and finance and changes in securities trading volumes and price levels. Each of these factors is beyond our control. The U.S. and international securities markets have fluctuated significantly in the past several years. A downturn in the U.S. securities markets would, and a downturn in international securities markets could, adversely affect our operating results. Recently, the market for technology and Internet-related stocks has been especially volatile. We believe an unusually large or extended downturn in this market could have a significant adverse effect on us because many of our customers invest in these types of stocks. In previous stock market declines, many firms in the securities industry suffered financial losses, and the level of individual investor trading activity temporarily decreased. In the future, any decrease in trading activity may not be temporary. In addition, customers using our software could suffer substantial losses in a market downturn and the customers may not trade to the same extent they traded before the downturn or at all. Declines in trading volume adversely affect our results of operations because our marketing fees, software licensing fees and order flow revenues are directly related to the number of trades that are processed. For these reasons, severe market fluctuations could have a material adverse effect on our business, financial condition and results of operations. Some of our competitors with greater financial resources and more diversified business lines might withstand a downturn in the securities industry better than we would.

We operate in a highly regulated industry and compliance failures could adversely affect our business.

Our business could be harmed if we fail to comply with U.S. securities and online brokerage industry regulations. As a participant in the U.S. securities industry, we are subject to extensive federal and state regulation and the regulation of various self-regulatory organizations. The rules, laws and regulations are strictly enforced by:

    state and federal criminal authorities,

    the SEC,

    the NASD,

    other self-regulatory organizations, including the various securities exchanges, and state securities commissions or agencies.

These laws, rules and regulations focus on the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers. Because the online brokerage industry is a new and rapidly evolving industry, its regulatory environment may be particularly subject to changes. Further, the SEC and NASD are focusing significant attention on online trading due to the opportunity for abuse of federal securities laws and broker-dealer laws and the ease with which individual investors can quickly lose large sums of money. In recent years, various regulatory and enforcement agencies have been reviewing service and other issues, including systems capacity, customer access, best execution practices and advertising claims, as they relate to the online brokerage industry, including us. These reviews may result in enforcement actions or new regulations. If we fail to comply with the securities laws, rules or regulations, we could be suspended, censured or fined, receive a cease and desist order or have limitations imposed on our business activities. If we suffer any of these consequences, our business, financial condition and operating results could be materially adversely affected. In a worst-case situation, we could ultimately be required to liquidate our business. In addition, if we engage in underwriting activities in the future, we will be subject to various federal and state securities laws, rules and regulations regarding the process by which we sell and distribute securities to the public. If we fail to comply with these laws, rules and regulations, we could be subject to enforcement actions and civil claims which could be costly to defend and could damage our reputation. Our operations and profitability could also be directly affected by additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, state regulators, the various securities exchanges and other self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules.

Our business could be harmed if new laws and government regulations relating to the Internet are adopted. Laws and regulations may be adopted in the future that address issues such as privacy, pricing, tax treatment, consumer protection standards and the characteristics and quality of online products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting certain types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. The Federal Communications Commission recently decided that a web user's telephone calls to gain access to the Internet are interstate communications and, thus, subject to regulation by the federal government. Increased regulation of the Internet could increase the cost of transmitting or using data over the Internet. A number of proposals have been made at the federal, state and local levels and by foreign governments that could impose taxes on online commerce. The three-year moratorium preventing state and local governments from taxing Internet access, taxing electronic commerce in multiple states and discriminating against electronic commerce is scheduled to expire on October 21, 2001. If the moratorium ends, state and local governments could impose these types of taxes or discriminate against electronic commerce. In addition, existing state and local laws that tax Internet-related matters were expressly excluded from this moratorium. These regulations and other attempts at regulating commerce over the Internet, could impair the viability of online commerce and the growth of our business.

Several states have proposed legislation that would limit the uses of personal information gathered using the Internet. The Federal Trade Commission and state and local authorities have been investigating Internet companies regarding their use of personal information. The European Union has enacted its own privacy regulations, which may result in limits on the collection and use of personal information gathered over the Internet that are more stringent than current Internet privacy standards in the United States. If these regulations were applied to us, we could be prevented from collecting data from users in European Union member countries and we could be subject to liability for use of information in contravention of the regulations. Other countries have adopted or may adopt similar legislation. Our privacy programs may not conform with laws or regulations of the United States or other countries that are adopted. In addition, changes to existing laws or the passage of new laws intended to address these issues could, among other things:

    create uncertainty in the marketplace that could reduce demand for our services,

    limit our ability to collect and use data from our users, or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or new interpretations of existing laws or regulations or violations of these laws or regulations could materially adversely affect our business, financial condition or operating results.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain names "seglobal.com", "seglobaltrade.com" and various other related names. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our web site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Risks Related to Our Common Stock

Capital Alliance Group Inc. can control matters requiring stockholder approval because they own a large percentage of our common stock and it may vote this common stock in a way with which you do not agree.

Capital Alliance Group, our parent, owns approximately 84% of our outstanding common stock. As a result, Capital Alliance has the ability to exercise a controlling influence over our business and corporate actions requiring stockholder approval, including the election of our directors, a sale of substantially all our assets, a merger with another entity or an amendment to our certificate of incorporation. This concentration of ownership could delay, defer or prevent a change of control and could adversely affect the price that investors might be willing to pay in the future for shares of our common stock. Also, in the event of a sale of our business, Capital Alliance could elect to receive any control premium to the exclusion of other stockholders. Capital Alliance will also have the ability to nominate and elect our directors and executive officers even if our other stockholders believe other management would be better for us.

If the market price of our common stock fluctuates widely, you may not be able to sell your shares at or above the price at which you purchase them and, therefore, you may suffer a loss on your investment.

We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares:

    actual or anticipated variations in our quarterly operating results,

    announcements of new services, products, acquisitions or strategic relationships by us or our competitors,

    announcements of system slowdowns or failures by us or our competitors,

    new regulations or interpretations of regulations applicable to our online activities,

    trends or conditions in the Internet industry,

    changes in accounting treatments or principles,

    changes in earnings estimates by securities analysts and in analyst recommendations,

    changes in market valuations of other Internet companies, and general political, economic and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock. In addition, the market prices of equity securities of technology and Internet companies often fluctuate significantly for reasons unrelated to the operating performance of these companies. The trading prices of many technology and Internet companies have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. During the same period, these companies' stocks have also been highly volatile and have recorded lows well below such historical highs. Our common stock may not trade at the same levels as other Internet stocks, and Internet stocks in general may not sustain their current market prices. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention and resources could be diverted from our business.

Our stock price may decline if a large number of shares are sold or there is a perception that these sales may occur.

As of April 27, 2001, there were 14,371,029 shares of our common stock outstanding, of which approximately 84% are held by Capital Alliance. Capital Alliance may sell its shares in the public markets from time to time, subject to limitations imposed by federal securities laws. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by Capital Alliance or other stockholders in the market, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our equity securities.

"Penny Stock" Rules May Restrict the Market for the Company's Shares

Our common shares are subject to rules promulgated by the SEC relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the SEC. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our common shares and may affect the secondary market for our common shares. These rules could also hamper our ability to raise funds in the primary market for our common shares.

PLAN OF OPERATION

Cash Requirements

We currently expend approximately $200,000 per month to operate our business. Areas of significant expenditure include marketing and advertising, salaries and benefits, consulting fees, news and data feeds, and web site development costs. As at March 31, 2001, we had approximately $1.2 million of cash on hand. We are also funded by our majority shareholder, Capital Alliance Group Inc. At the present time, we do not generate any significant revenues. With no revenues and a monthly burn rate of $200,000, we have enough funds to continue our operations for the next six months. We intend to obtain the balance of our cash requirements through the sale of our equity securities, proceeds received from the exercise of outstanding options, continued financing from our majority shareholder, Capital Alliance Group, and, by obtaining debt financing. Our company plans to reduce expenditures on salaries and benefits, consulting fees, and web site development. The targeted amount is a reduction of $25,000 per month to $50,000 per month, which would leave us with a monthly burn rate of $150,000 to $175,000 per month.

We expect that our monthly burn rate will decrease when we begin to generate revenues. Revenues are expected to be generated internally and through acquisitions beginning in the second quarter of fiscal 2001.

To achieve our goals and objectives for the next 12 months, we plan to raise additional capital through private placements of our equity securities. We would like to raise a minimum of $500,000 subject to the equity market conditions. Ideally, if the equity markets improve dramatically over the next 12 months then we would like to raise $3 million. Funds from any equity financing would be used for marketing and advertising of our licensed direct access stock-trading software, strategic acquisition of existing businesses that complement our market niche, and general working capital purposes.

In particular, we intend to acquire two US based broker-dealers with existing revenues and cash flow. These two acquisitions will cost $350,000 to $450,000 and accordingly we require $500,000 to acquire the broker-dealer businesses. If we raise $3 million then this will provide sufficient funds for corporate overhead, more strategic acquisitions to build our company internationally, and implement an aggressive marketing and advertising campaign for the stock-trading software.

Plan of Operation

On March 12, 2001, we acquired and announced the international distribution rights to a non browser-based direct access stock-trading platform, branded "SE Global Trade". Over the next 12 months, we will concentrate on marketing this product to the active stock-trader segment internationally. The planned acquisition of the two US broker-dealers will provide us with existing revenues and cash flow stream. It will enable us to process higher volumes of stock-trading activities from US channels and international channels.

Research and Development

We do not anticipate incurring any significant expenditures on research and development for the next 12 months.

Marketing

The international active stock-trader segment is the key market segment that we will focus upon. In particular, our company's marketing strategy is to market the direct access stock-trading software through the following channels:

    a global network of brokerage firms with whom we have strategic marketing alliances,

    joint venture and business-to-business alliances with web sites and financial services providers,

    international agent representatives, and

    direct marketing to users through the Internet, print and multimedia.

Initially, we will concentrate our marketing resources on our relationships with brokerage firms within our international network. Through our company's business development team, marketing efforts will be dedicated to generating agreements with these brokerage firms who will direct clients to SE Global Trade. As this network grows, we anticipate that the brokerage firms will continue to be responsible for the majority of direct marketing costs.

Additionally, we will continue to pursue and develop targeted marketing efforts through Internet marketing, targeted advertising, sponsorships, co-branding, trade shows, corporate videos, public relations and the development of collateral marketing materials. Together, these marketing elements are intended to attract software users, build market awareness, educate the investing public and develop brand name recognition.

While marketing and user acquisitions costs are minimized through leveraging the brand recognition and reputation of our global network of brokerage firms, we will incur marketing costs through business development and direct marketing efforts. The cost of these marketing efforts over the next 12 months is anticipated to be $150,000.

Personnel

We currently have 13 employees and two independent consultants. Of the 13 employees, one is the CEO, one is the CFO, one is in corporate development, three are in business development and marketing, one is in international operations, one is in research, one is in investor relations, two are in corporate administration, and two are in technical support. Of the two independent consultants, one is in technical support and marketing, and one is in corporate administration and marketing. We will add employees and independent consultants through strategic acquisitions of complementing businesses over the next 12 months.

Purchase or Sale of Equipment

We do not anticipate any significant purchase or sale of equipment for the next 12 months.

DESCRIPTION OF PROPERTY

Capital Alliance Group, Inc. leases approximately 3,526 square feet of office space located at Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada under a lease which expires on August 31, 2005. Through our subsidiary, SE Global (Private), we rent a portion of these leased premises for approximately $2,500 per month. Our portion of these premises house our principal executive offices.

SE Global (Private) also leases approximately 160 square feet of office space located at Suite 3416, 1155 Rene Levesque Ouert, Montreal, Quebec, Canada under a month to month lease for a monthly rent of approximately $650 per month.

We also have an office at 11900 Wayzala Blvd., Suite 100, Hopkins, Minnesota which is provided by one of our officers and directors at no charge.

Through our wholly owned subsidiary, SE Global Equities Company Limited, we lease approximately 2,500 square feet of office space located at Unit 5507, 551F, The Centre, 99 Queen's Road central, Hong Kong, under a lease which expires on February 28, 2003 for a monthly rent of HK $67,149 (approximately $8,620) and HK $13,678 (approximately $1,755) for management costs.

Through our subsidiary, SE Global Equities Company Limited, we lease approximately 158 square feet of office space located at Unit 2518, 25/F, M. thea Tower, 87 Wireless Road, Bangkok, Thailand under a lease which expires on November 30, 2001 for a monthly rent of ThB 31,000 plus taxes of ThB 2,170 (approximately $700).

MANAGEMENT

Directors and Executive Officers of Future Technologies

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors, executive officers and key employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Charles Chen	Director	37	Director since March 11, 2001
Prithep Sosothikul	Director	40	Director since March 11, 2001
Ken Lee	Director	36	Director since March 11, 2001
Sukanya Prachuabmoh	Director	48	Director since March 11, 2001
Dave Richardson	Director	48	Director since March 11, 2001
Toby Chu	CEO, President and Director	39	Director, CEO and President since February 20, 2001

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Toby Chu, CEO, President and Director

Toby Chu has been the President, Chief Executive Officer and a director of Capital Alliance Group since 1986, which was the parent company of SE Global prior to its acquisition by Future Technologies. Mr. Chu has also served as President, Chief Executive Officer and a director of SE Global since its incorporation in October 1999. Mr. Chu devotes his attention on a full time basis to the activities of Capital Alliance Group and its subsidiaries. Prior to is involvement with Capital Alliance Group and SE Global, Mr. Chu was the operations manager of a major food distribution company that grossed $10 million in annual sales. He was also a director of three other computer-related companies that grossed over $25 million in 1992. In 1993, Mr. Chu was awarded the honor of "Top 40 Business People Under the Age of 40" by the newspaper, Business in Vancouver. He guided one of Capital Alliance Group's former subsidiaries, ANO Office Automation, to become the "33rd Fastest Growing Company out of 100 Companies in Canada" (PROFIT magazine, 1993), the "24th Fastest Growing Company out of 50 Companies in British Columbia" (Business In Vancouver, 1994), and "Top 100 Public Companies in Vancouver" (Business In Vancouver, 1996). Mr. Chu was nominated for the "Entrepreneur of the Year Award" sponsored by Ernst & Young Chartered Accountants and Montreal Trust and was short-listed as one of the top 30 finalists among 300 nominees across Canada. In the same year, Mr. Chu was selected by the Asia Pacific Foundation of Canada to participate in the published case study, "Succeeding Profiles of Chinese Canadian Entrepreneurs". Mr. Chu has extensive contacts in Asia and North America, which is invaluable for the global expansion plans for Capital Alliance Group and its subsidiaries.

Charles Chen, Director

Charles Chen has been the President of CIBT School of Business (China) since 1994, and a director of SE Global since October 1999, both of which are subsidiaries of Capital Alliance Group. Mr. Chen holds a Master of Chemical Science degree from South China University of Technology, a Master of Science degree from University of British Colombia (1994), and a MBA degree from City University. Mr. Chen is responsible on a full time basis for CIBT's affairs in China, including course development, strategic planning, and negotiating contracts and agreements. Prior to joining CIBT, Mr. Chen worked for various companies in Asia Pacific and China, and has held senior positions including Managing Director of a manufacturing/trading company, Wally HK Co. Ltd. in Hong Kong. Having lived and worked in China, Mr. Chen has established contacts in Asia Pacific, and has a solid understanding of the political and cultural sensitivities and the bureaucratic system and procedures in China.

Ken Lee, Director

Ken Lee earned his Bachelor of Commerce degree with Honours and Distinction from the University of Saskatchewan. Mr. Lee further obtained his Chartered Accountant designation while with the accounting firm Arthur Anderson & Co. Mr. Lee is a self-employed consultant since February 1992 and provides consulting services in the areas of strategic management, business process redesign, organizational review, and financial analysis, planning and control. Mr. Lee has extensive experience in business and management consulting, accounting, auditing and finance. His experience also lends itself to the area of taxation where he practices in a number of industries including financial institutions, utilities, computer and electronic technology, forestry, and small business. Mr. Lee brings to the board an extensive background in strategic and financial management.

Sukanya Prachuabmoh, Director

Sukanya Prachuabmoh was appointed to Family Court Judge of Thailand in 1999 by his majesty the King, Rama 9. In addition to her experience in the public service sector, Ms. Prachuabmoh is an established businessperson who has business interests in market sections ranging from banking, real estate, food, entertainment, and technology. Ms. Prachuabmoh is the Chairperson for Bovis (Thailand) Company Limited, a company specializing in the construction of airports, hospitals, schools, theaters, arenas, and offices. The Bovis Company spans 100 years of history, 36 countries, and six continents. Ms. Prachuabmoh is also Chairperson of the Datamat Public Company Limited, with business focus on computer system integration sales and servicing relating to major system installations. In addition, Ms. Prachuabmoh is a Director of the Rattanakonsin Institute of Technology, a fully accredited institution that focuses on medicine, computer science, engineering, and business management.

Dave Richardson, Director

Dave Richardson has been the President of Countryman Investments Limited since 1989, which is engaged in the business of investing. Prior to becoming President of Investor First Financial Inc., Mr. Richardson worked with the family business, James Richardson and Sons Limited. For more than 15 years he gained extensive working and management experience in various agricultural divisions and securities, the grain business, as well as involvement with subsidiary and associated companies. Concurrent with and supplemental to his experience with the family enterprise, Mr. Richardson was actively involved in government lobby activities. He was a founding member and director of the Asia pacific Foundation and was co-leader in various government trade missions to Asia while on the board of the Canada China Trade Council. Mr. Richardson has served as director on many boards during the past 25 years as well as having been a past member of numerous charities and philanthropic activities. Currently, Mr. Richardson is a director of the following companies: Ducks Unlimited (Director Emeritus); Novus Telecom Group, Inc.; AVVA Technologies, Inc.; International Kodiak Resources, Inc.; Capital Alliance Group; and SE Global.

Prithep Sosothikul, Director

Prithep Sosothikul earned his Bachelor of Science degree in Computer Science at the University of Missouri at Rolla in 1980. Mr. Sosothikul is a well-known business executive in Thailand with extensive contacts throughout Southeast Asia's IT industry including Singapore, Cambodia, India, Laos, Malaysia and the Philippines. Mr. Sosothikul completed his studies in the United States and returned to Thailand in 1980. Since his return to Thailand, he has worked for major international corporations such as Loxley Public Co., Ltd., the Seacon Group, Datamat Public Company Ltd., HCL, and Perot Systems of Singapore. For three years, he served as the president and executive director of Datamat Public Company Ltd. of Bangkok, Thailand. During these years, he guided Datamat in its international expansion plan and doubled their annual revenue from $65 million CAD to over $130 million CAD. Among other accomplishments, Mr. Sosothikul was the founder and managing director of Seacon Co. Ltd. a real estate development company. He was also responsible for establishing corporate and marketing policies for Seacon Center, the fifth largest shopping center in the world, and the largest in Asia. he is also a Director of various private and public companies in Thailand with total revenue exceeding $150 million dollars CAD. Mr. Sosothikul has been employed by SE Global since October 1999 as its Chief Strategic Officer. From May 1998 to May 1999, Mr. Sosothikul was the Country Manager for HCL-Perot Systems in Singapore, and from May 1993 to September 1997, he was the President of Datamat Public Company Limited in Thailand.

Tim Leong, Key Employee and Chief Financial Officer for SE Global and Capital Alliance Group

Mr. Tim Leong is responsible for the financial matters of Capital Alliance Group and its subsidiaries. Mr. Leong has been the Secretary of CIBT since February 1996 and its Chief Financial Officer since May 1997. In addition, he has been the Chief Financial Officer of Capital Alliance Group since July 1995 and served as a director from July 1995 to July 1996. Prior to joining Capital Alliance Group in 1994, Mr. Leong was a Senior Manager at Dyke & Howard, Chartered Accountants, and an auditor at Price Waterhouse Chartered Accountants.

Patrick Lo, Key Employee, Chief Operating Officer of SE Global and Senior Vice President, International Operations for Capital Alliance Group

Mr. Patrick Lo has been with Capital Alliance Group since February 1991, and has since held many different positions. He had successfully closed a number of sales contracts with China's 3rd largest oilfield, Liaohe Oil. He has spent most of his recent years working on special projects and business development in Thailand, Hong Kong, Singapore, Malaysia, and China. He speaks four different languages, is results-oriented, and has excellent analytical and implementation skills.

Sokhie Puar, Key Employee and Senior Vice President, Corporate Development for SE Global

Mr. Sokhie Puar has more than 14 years of experience in corporate finance. Most notably, he was an Account Executive with Canaccord Capital Corp. Mr. Puar left the capital market in the fall of 1998, and joined SmartSources.com, an Internet application service provider, trading on the NASD OTC BB. He assisted SmartSources.com with their business development activities, to include corporate finance and an application for listing onto the NASDAQ Small Cap market. Mr. Puar is responsible for the Company's corporate financial activities and capital market requirements. He also oversees the investor relations activities and assists the business and corporate development of Capital Alliance Group and its subsidiaries.

Michael Teryazos, Key Employee and Senior Vice President Business Development, Europe and Latin America for SE Global

Mr. Michael Teryazos joined SE Global after having served over four years in the international equity trading department of Brockhouse & Cooper, which boasts a client list of over 100 institutional fund managers & pension plans. At Brockhouse & Cooper, his direct responsibilities included developing a global network of local executing brokers situated in over 40 mature and emerging markets. Prior to working in the securities industry, Mr Teryazos worked for Letmic Management in the venture capital field where he was directly involved in seeking institutional investors and strategic partners for emerging growth companies.

Family Relationships

Other than as set forth below, there are no family relationships between any director or executive officer. Toby Chu, our President and CEO, and Tim Leong, our Chief Financial Officer, are brothers-in-law.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, key employees or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 27, 2001, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than five percent (5%) of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Capital Alliance Group, Inc.(2) 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	12,073,578	84.0%
Toby Chu(2) 12th Floor- 777 West Broadway Vancouver, BC Canada V5Z 4J7	12,073,578(2)	84.0%
Charles Chen 12th Floor- 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Ken Lee 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Prithep Sosothikul 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Dave Richardson 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Sukanya Prachuabmoh 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Tim Leong 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Patrick Lo 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Sokhie Puar 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Michael Teryazos 12th Floor - 777 West Broadway Vancouver, BC Canada V5Z 4J7	Nil	Nil
Directors and Executive Officers as a Group	12,090,245	84.1%

(1) Based on 14,371,029 shares of common stock issued and outstanding as of April 27, 2001. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Toby Chu is an officer, director and principal stockholder of Capital Alliance Group, Inc. and may be deemed to have shared voting and investment control over the shares held by Capital Alliance Group, Inc.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in the control of our company.

EXECUTIVE COMPENSATION

Prior to the reverse acquisition, none of the inactive public company's officers and directors received any form of compensation for services rendered in the fiscal year ended September 30, 2000, or during the three-month period ended December 31, 2000.

None of SE Global's officers received compensation which exceeded $100,000 for the year ended December 30, 2000. Mr. Toby Chu, our President and CEO, draws an annual salary of $36,000 before bonuses.

Employment/Consulting Agreements

We do not have management agreements or employment contracts with any of our directors or executive officers.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights made by the inactive public company prior to the completion of the reverse acquisition to our executive officers and directors. There were no stock options outstanding on February 21, 2001, the date of the completion of the reverse acquisition.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Stock Option Plan

On February 22, 2001, we adopted our 2001 Non-Qualified Stock Option Plan.

We established the 2001 Non-Qualified Stock Option Plan to serve as a vehicle to attract and retain the services of key employees and to help them realize a direct proprietary interest in us. The 2001 Plan provides for the grant of up to 1,400,000 non-qualified stock options. Under the 2001 Plan, officers, directors, consultants and employees are eligible to participate. The exercise price of any stock option granted under the 2001 Plan may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price of options granted to an individual whose holdings exceeding 10% of voting power must be at 110% of the fair market value on the date of grant. Shares subject to options under the 2001 Plan may be purchased for cash. Unless otherwise provided by the board, an option granted under the 2001 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). An option granted to an individual whose holdings exceed 10% of the voting power is exercisable for a term of 5 years. The 2001 Plan is administered by the board of directors, which has discretion to determine optionees, the number of shares to be covered by each option, the vesting and exercise schedule, and any other terms of the options. The purchase price and number of shares of each option may be adjusted in certain cases, including stock splits, recapitalizations and reorganizations. The 2001 Plan may be amended, suspended or terminated by our board of directors, but no action may impair rights under a previously granted option. Options under the 2001 Plan can not be assigned except in the case of death and may be exercised only while an optionee is employed by us, or in certain cases, within a specified period after employment ends.

On February 22, 2001, we granted an aggregate of 1,275,000 stock options at an exercise price of $2.00 per share to various directors, officers and employees of SE Global (Pubco) or its subsidiaries.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings and the inactive public company did not pay director's fees or other cash compensation for services rendered as a director prior to February 21, 2000, the date we completed the reverse acquisition.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. The board of directors may award special remuneration to any director undertaking any special services on behalf of Merlin other than services ordinarily required of a director. Other than indicated in this registration statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership on Forms 3 and reports of changes in beneficial ownership of common stock and other equity securities on Form 4. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish to us copies of all Section 16(a) reports that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the period ended February 21, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On February 21, 2001, we issued 12,073,578 shares of restricted common stock to Capital Alliance Group, Inc. in exchange for all of Capital Alliance Group's capital stock in SE Global (Private). As a result of the transaction, Capital Alliance Group now holds approximately 84% of the issued and outstanding common stock. Toby Chu is an officer, director and principal stockholder of Capital Alliance Group, and became our President, CEO and a director as a result of the transaction. Prior to our acquisition of SE Global, there were no affiliations or transactions between us and any of SE Global or Capital Alliance Group.

On March 7, 2000, we sold 147,087 shares of our common stock to Craig Laughlin, one of our former officers and directors, for $8,825. On March 6, 1999, we sold 1,000,000 shares of common stock to Mr. Laughlin for $10,000. No underwriter or broker was involved in the transactions, and no commissions were paid on the sale of the shares. The shares were offered and sold in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933.

On March 6, 1999, the Company sold 1,000,000 shares of common stock to Mr. Laughlin for $10,000. No underwriter or broker was involved in the transactions, and no commissions were paid on the sale of the shares. The shares were offered and sold in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933.

During the year consulting and web site development costs totalling $154,425 were paid to Irix Design Group Inc., a private company controlled by Capital Alliance Group, Inc., our majority shareholder. During the year management fees of $27,500 were accrued to one of our directors of which $18,000 remains unpaid at year end.

The amount of $1,517,279 is due to Capital Alliance Group, Inc., our majority shareholder, and is non-interest bearing and has no specific terms of repayment.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "SEGB". Prior to April 23, 2001, our common stock traded under the symbol "FTUT". Our common stock began quotation on the OTC Bulletin Board under the symbol "FTUT" on October 26, 2000. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low prices of our common stock for the periods indicated below are as follows:

Month Ended	High	Low
December 31, 2000	$1.50	$1.50
January 31, 2001	$3.00	$1.50
February 29, 2001	$3.00	$1.281
March 30, 2000	$3.00	$1.875
April 30, 2000	$2.875	$1.120

Our common shares are issued in registered form. Fidelity Transfer Co. (1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115 (telephone: (801) 484-7222, facsimile (801) 466-4122) is the registrar and transfer agent for our common shares.

As of April 27, 2001, we had 14,371,029 shares of common stock outstanding and approximately 227 stockholders of record. This number of stockholders does not include stockholders who hold our securities in street name.

Dividend Policy

We have not declared or paid any other cash dividends since inception. Although there are no restrictions that limit our ability to pay dividends on our common shares, we intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have sold the following common shares without registering such common shares under the Securities Act of 1933, as amended:

On February 21, 2001, we issued to the shareholders of SE Global (Private) an aggregate of 12,873,944 shares of our common stock in an "offshore transaction" relying on Section 4(2) and/or Regulation S of the Securities Act of 1933.

On February 22, 2001, we issued to several officers, directors and employees an aggregate of 1,275,000 stock options in an "offshore transaction" relying on Section 4(2) and/or Regulation S of the Securities Act of 1933. the options are exercisable at $2.00 per share and vest as to 30% on August 22, 2001, 40% on February 22, 2002 and 30% on August 22, 2002.

On March 7, 2000, we sold 147,087 shares of our common stock to Craig Laughlin, one of our former officers and directors, for $8,825. On March 6, 1999, we sold 1,000,000 shares of common stock to Mr. Laughlin for $10,000. No underwriter or broker was involved in the transactions, and no commissions were paid on the sale of the shares. The shares were offered and sold in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933.

On March 6, 1999, the Company sold 1,000,000 shares of common stock to Mr. Laughlin for $10,000. No underwriter or broker was involved in the transactions, and no commissions were paid on the sale of the shares. The shares were offered and sold in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933.

Item 7. Financial Statements and Exhibits

The following financial statements are included in this current:

Pro-Forma Consolidated Financial Statements (Unaudited)
Introduction to the Pro-Forma Financial Statements
Pro-Forma Consolidated Balance Sheet for the year ended December 31, 2000
Pro-Forma Consolidated Statement of Operations for the year ended December 31, 2000
Notes to the Pro-Forma Consolidated Financial Statements
SE Global Equities, Inc. (audited)
Independent Auditors' Report, dated May 7, 2002
Consolidated Balance Sheets as at December 31, 2000 and January 31, 2000

Consolidated Statement of Operations for the eleven month period ended December 31, 2000, for the period from October 13, 1999 (inception) to January 31, 2000 and for the period from October 13, 1999 (inception) to December 31, 2000

Consolidated Statement of Stockholders' Equity for the period from October 13, 1999 (inception) to December 31, 2000

Consolidated Statements of Cash Flows for the eleven months ended December 31, 2000, for the period from October 13, 1999 (inception) to January 31, 2000 and for the period from October 13, 1999 (inception) to December 31, 2000

Notes to the Consolidated Financial Statements

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

10.1 Form of Investment Letter and Subscription Agreement between Future Tech and former SEG Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2001

/s/ Toby Chu
Toby Chu, President